Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                             State or Country of
Subsidiary                                                   Incorporation
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APDN (B.V.I.) Inc.                                        British Virgin Islands

Applied DNA Operations Management, Inc.                   Nevada, USA